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                                                                    Exhibit 21.1
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                        List of Subsidiaries of IMPAC Group, Inc.
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AGI Incorporated, an Illinois corporation.

Klearfold, Inc., a Pennsylvania corporation.

KF - Delaware, Inc., a Delaware corporation.

KF - International, Inc., a United States Virgin Islands corporation.